Exhibit 99.1

Light & Wonder Statement on Dragon Train Litigation
Reaffirms 2025 $1.4 Billion Targeted Consolidated AEBITDA(1)

LAS VEGAS – Sep. 23, 2024 – Light & Wonder, Inc. (NASDAQ and ASX: LNW) (together with its subsidiaries “Light & Wonder,” “L&W” or the “Company”) today received an order from the U.S. District Court for the District of Nevada granting Aristocrat a preliminary injunction relating to L&W’s Dragon Train game. We respectfully disagree with the judge’s decision and will promptly file an appeal. We will continue to vigorously defend against Aristocrat’s claims, including presenting our defenses to a jury at a trial.

Light & Wonder reaffirms its 2025 $1.4 billion Targeted Consolidated AEBITDA(1). We expect continued strong growth across all our businesses. The Company is moving forward on a number of key initiatives to mitigate the immediate impact and any continuing business disruption from today’s order. Our pre-ruling estimate of 2025 Consolidated AEBITDA(1) for Dragon Train was less than 5%(2) of the $1.4 billion.

We have a diversified portfolio of successful game franchises that are driving our strong performance and growth, of which Dragon Train is only one. Increased investment in our R&D engine has and continues to deliver innovative, engaging content that gives us a continuing competitive advantage not tied to any one game or franchise.

Light & Wonder has the #1 share(3) and #1 performance position overall for top new sold games and has the top performing game in all 5 for sale categories in North America(4).  Additionally, Light & Wonder has 8 of the top 25 premium leased and wide-area progressive parent theme games(4). Our chart-topping game performance continues to be underpinned by our franchises such as ULTIMATE FIRE LINK™, INVADERS, our hit Asian-themed games 88 FORTUNES® and DANCING DRUMS®, stepper favorites QUICK HIT™ and TRIPLE BLAZING 7s™, and Huff N’ Puff®, where we recently launched a new game extension Huff N’ Puff Money Mansion® as a leased game. Our market-leading game franchises will continue to drive our Company’s strong growth over the long term. We are also already working on new iterations of the Dragon Train franchise consistent with the terms of the Court’s ruling.

“We have the best game design talent in the industry, and they are creating great games across all our channels,” said Matt Wilson, President and CEO of Light & Wonder. “We are excited about the new games we will be featuring at the Global Gaming Expo in October. We expect our strong growth trajectory to continue, notwithstanding this decision. We have built an amazing business and a solid financial foundation over the last several years with great teams driving our success and are highly confident in our future of continuing innovation and ability to achieve our stated 2025 $1.4 billion Targeted Consolidated AEBITDA(1).”

Our robust capital management strategy remains unchanged. We continue to allocate capital where we can achieve the best shareholder returns, including share repurchases pursuant to our recently approved $1 billion program along with value accretive organic and inorganic investments.

(1) - Denotes a non-GAAP financial measure, which is defined in our earnings release furnished to the U.S. Securities and Exchange Commission (“SEC”) on August 7, 2024. We are not providing a forward-looking quantitative reconciliation of targeted Consolidated AEBITDA to the most directly comparable GAAP measure because we are unable to do so without unreasonable efforts or to reasonably estimate the projected outcome of certain significant items. These items are uncertain, depend on various factors out of our control and could have a material impact on the corresponding measures calculated in accordance with GAAP.

(2) - This estimate was based on revenue key performance indicators (“KPIs”) and historical contribution margins.

(3) - Eilers & Krejcik – Gaming Supplier KPIs (June 2024).

(4) - Eilers & Krejcik – Game Performance Report (August 2024).

All ® and ™ notices signify marks registered by Light & Wonder, Inc., or one of its subsidiaries.

About Light & Wonder, Inc.

Light & Wonder, Inc. is the leading cross-platform global games company. Through our three unique, yet highly complementary businesses, we deliver unforgettable experiences by combining the exceptional talents of our 6,000+ member team, with a deep understanding of our customers and players. We create immersive content that forges lasting connections with players, wherever they choose to engage. At Light & Wonder, it’s all about the games. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more visit www.lnw.com.

Forward-Looking Statements

In this press release, Light & Wonder makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often by identified by the use of terminology such as “will,” “may,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These statements are based upon current Company management expectations, assumptions and estimates and are not guarantees of timing, future results, or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”) and the Australian Securities Exchange (“ASX”). Additional information regarding risks and uncertainties and factors that could cause results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC and ASX, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC and ASX for the year ended December 31, 2023 on February 27, 2024 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Media Relations
Andy Fouché +1 206-697-3678
Vice President, Corporate Communications
media@lnw.com

Investor Relations
Nick Zangari +1 702-301-4378
Senior Vice President, Investor Relations
ir@lnw.com